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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 31, 1996


                                 KIDS MART, INC.
             (Exact name of registrant as specified in its charter)


           FLORIDA                    0-21910                   65-0406710
(State or other jurisdiction        (Commission               (I.R.S. Employer
    of incorporation)                File Number)            Identification No.)


             801 SENTOUS AVENUE, CITY OF INDUSTRY, CALIFORNIA 91748
               (Address of principal executive offices) (Zip code)

               Registrant's telephone number, including area code:
                                 (818) 854-3166
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Item 5. Other Events

On May 31, 1996, Kids Mart, Inc. (the "Company"), a Florida corporation, settled its disputes and pending litigation with Woolworth Corporation ("Woolworth") and Kinney Shoe Corporation. Pursuant to the terms of the settlement agreement, approximately $13.8 million of debt owed or claimed to be owed by LFS Acquisition Corp., a wholly-owned subsidiary of the Company, to Woolworth was canceled and approximately $1.67 million deposited in an escrow account was released to the Company. Also, the Company issued to Woolworth 1,000,000 shares of a new series of the Company's convertible non-voting preferred stock. The terms of the settlement agreement are more fully described in the Press Release of the Company, dated May 31, 1996, and attached to this Report as Exhibit 99.1.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        KIDS MART, INC.




Date:  June 4, 1996                     By   /s/ Robert Kelleher
                                             ----------------------
                                             Robert Kelleher
                                             Vice President, Chief Operating
                                             Officer and Chief Financial Officer



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                                INDEX TO EXHIBITS



Exhibit Number        Description of Exhibit

99.1                  Press Release of the Company
                      dated May 31, 1996



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